EXHIBIT 25

______________________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549
                        _________________________

                                FORM  T-1

                        STATEMENT OF ELIGIBILITY
                UNDER THE TRUST INDENTURE ACT OF 1939 OF
               A CORPORATION DESIGNATED TO ACT AS TRUSTEE
               ___________________________________________
           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
            A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                ________________________________________

                              CHEMICAL BANK
           (Exact name of trustee as specified in its charter)

                New York                             13-4994650
         (State of incorporation                   (I.R.S. employer
         if not a national bank)                  identification No.)

              270 Park Avenue
            New York, New York                           10017
(Address of principal executive offices)              (Zip Code)

                           William H. McDavid
                             General Counsel
                             270 Park Avenue
                        New York, New York 10017
                          Tel:  (212) 270-2611
        (Name, address and telephone number of agent for service)
              _____________________________________________
                         Murphy Oil Corporation
           (Exact name of obligor as specified in its charter)

              Delaware                                    71-0361522
    (State or other jurisdiction of                    (I.R.S. employer
     incorporation or organization)                   identification No.)


             200 Peach Street
              P. O. Box 7000
           El Dorado, Arkansas                              71731-7000
(Address of principal executive offices)                     (Zip Code)

                ___________________________________________
                              Debt Securities
                    (Title of the indenture securities)

______________________________________________________________________________



                                  GENERAL

Item 1. General Information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

        Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

        Federal Deposit Insurance Corporation, Washington, D.C., 20429.

        (b)     Whether it is authorized to exercise corporate trust powers.

                Yes.


Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.


        None.


Item 16. List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

        5.  Not applicable.

        6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

        8.  Not applicable.

        9.  Not applicable.



                                 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 16th day of August, 1994.


                                          CHEMICAL BANK


                                          By /s/ Anne G. Brenner
                                                  Anne G. Brenner
                                                  Assistant Vice President




                           Exhibit 7 to Form T-1

                             Bank Call Notice

                          RESERVE DISTRICT NO. 2
                    CONSOLIDATED REPORT OF CONDITION OF

                               Chemical Bank
               of 270 Park Avenue, New York, New York 10017
                  and Foreign and Domestic Subsidiaries,
                  a member of the Federal Reserve System,

           at the close of business March 31, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                Dollar Amounts
                   ASSETS                                         in Millions
                                                                --------------

Cash and balances due from depository institutions:
        Noninterest-bearing balances and
        currency and coin .................................          $  5,741
        Interest-bearing balances .........................             3,768
Securities ................................................
Held to maturity securities................................             7,503
Available for sale securities..............................            15,662
Federal Funds sold and securities purchased under
        agreements to resell in domestic offices of the
        bank and of its Edge and Agreement subsidiaries,
        and in IBF's:
        Federal funds sold ................................             2,514
        Securities purchased under agreements to resell ...               995
Loans and lease financing receivables:
        Loans and leases, net of unearned income    $61,140
        Less: Allowance for loan and lease losses..   2,315
        Less: Allocated transfer risk reserve .....     115
        Loans and leases, net of unearned income,   -------
        allowance, and reserve ............................            58,710
Assets held in trading accounts ...........................            26,249
Premises and fixed assets (including capitalized
        leases)............................................             1,310
Other real estate owned ...................................               642
Investments in unconsolidated subsidiaries and
        associated companies...............................               120
Customer's liability to this bank on acceptance
        outstanding .......................................             1,093
Intangible assets .........................................               549
Other assets ..............................................             7,807
                                                                     --------
TOTAL ASSETS ..............................................          $132,663
                                                                     ========

                                LIABILITIES


Deposits
        In domestic offices ................................          $49,180
        Noninterest-bearing .........................$16,896
        Interest-bearing ............................ 32,284
                                                     -------
        In foreign offices, Edge and Agreement subsidiaries,
        and IBF's ..........................................           25,612
        Noninterest-bearing .........................$   128
        Interest-bearing ............................ 25,484
                                                     -------
Federal funds purchased and securities sold under
        agreements to repurchase in domestic offices of the
        bank and of its Edge and Agreement subsidiaries, and
        in IBF's Federal funds purchased ...................           10,710
        Securities sold under agreements to repurchase .....            1,789
Demand notes issued to the U.S. Treasury ...................            1,493
Trading liabilities ........................................           14,745
Other Borrowed money:
        with original maturity of one year or less .........            6,331
        with original maturity of more than one year .......            1,031
Mortgage indebtedness and obligations under capitalized
        leases .............................................               21
Bank's liability on acceptances executed and outstanding                1,096
Subordinated notes and debentures ..........................            3,500
Other liabilities ..........................................            9,562

TOTAL LIABILITIES ..........................................          125,070
                                                                     --------
                              EQUITY CAPITAL

Common stock ...............................................              620
Surplus ....................................................            4,501
Undivided profits and capital reserves .....................            2,684
Less: Net unrealized loss on marketable equity
           securities.......................................             (210)
Cumulative foreign currency translation adjustments ........               (2)

TOTAL EQUITY CAPITAL .......................................            7,593
                                                                     --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
        STOCK AND EQUITY CAPITAL ..........................          $132,663
                                                                     ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                          JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


                                          WALTER V. SHIPLEY       )
                                          EDWARD D. MILLER        )DIRECTORS
                                          WILLIAM B. HARRISON     )